Exhibit 10.23

FOURTEENTH MODIFICATION AGREEMENT

THIS FOURTEENTH MODIFICATION AGREEMENT (the "Agreement") is made as of the 11th day of August, 2003, by and among E-LOAN, INC. (the "Borrower"), and GMAC Bank, a federal saving bank (the "Lender").

BACKGROUND

The Borrower and the Lender entered into a Warehouse Credit Agreement, dated as of November 1, 2001, as amended (as so amended, the "Warehouse Credit Agreement") pursuant to which the Lender agreed to make advances (the "Advances") to the Borrower in accordance with the provisions of the Warehouse Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warehouse Credit Agreement.

The Advances are evidenced by the Borrower's Third Amended and Restated Note, dated as of May 6, 2003 (the "Note") in the stated principal amount of $150,000,000 and secured by, among other things, a Warehouse Security Agreement dated as of November 1, 2001, as amended (as so amended, the "Warehouse Security Agreement") between the Borrower and the Lender granting the Lender a security interest in certain of the Borrower's assets.

The Borrower has requested that the Lender make certain modifications to the terms of the Warehouse Credit Agreement, and the Lender has agreed to such modification, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Warehouse Credit Agreement. The Warehouse Credit Agreement is hereby amended as follows:

(a) There shall be added Section 11.14 to the Warehouse Credit Agreement which shall read in full as follows:

"The Borrower hereby agrees to provide to Lender a Certificate of the Secretary substantially in the form attached hereto, appointing certain employees of Lender, as limited officers with power to execute on behalf of the Lender all notes and other documents necessary to convey ownership of the Mortgage Loans and/or assign the related mortgages, deeds of trust and other security interests and documents, and to perform the acts necessary to effectuate the described assignments of said mortgages and/or deeds of trust, such as correcting minor deficiencies in the Mortgage Loan documents and executing endorsements of the Mortgage Loan documents to Lender; and, to obtain any and all documents necessary to effectuate the closing and transfer of said Mortgage Loans. The Borrower hereby acknowledges and hereby releases and indemnifies Lender from any liability, obligation or loss in connection with such limited officer's actions in that capacity, except to the extent such limited officer's actions exceed the scope of authority as set forth in the Certificate of the Secretary ."

(b) Section 6.13 of the Warehouse Credit Agreement is amended to read in full as follows:

"6.13. Compliance with Statutes, etc. The Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, including, without limitation, any state licensing laws and all applicable predatory and abusive lending laws, except such noncompliances as would not (i) in the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and (ii) affect in any respect the validity or enforceability of any Credit Document or the Lender's rights in the Collateral."

(c) Section 6.18(d) is hereby added to the Warehouse Credit Agreement and shall read in full as follows:

"(d) Each Mortgage Loan at the time it was originated complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws. None of the Mortgage Loans are High Cost as defined by the applicable predatory and abusive lending laws."

2. References to Credit Documents. Upon the effectiveness of this Agreement:

(a) Each reference in the Warehouse Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in the Restated Note and the Warehouse Security Agreement to the Warehouse Credit Agreement, shall mean and be a reference to the Warehouse Credit Agreement as amended hereby;

(b) Each reference in the Warehouse Credit Agreement and the Warehouse Security Agreement to the Note shall mean and be a reference to the Restated Note; and

(c) Each reference in the Warehouse Credit Agreement and the Note to the Warehouse Security Agreement shall mean and be a reference to the Warehouse Security Agreement as amended hereby.

3. Ratification of Documents.

(a) Except as specifically amended herein or amended and restated in the Restated Note, the Warehouse Credit Agreement, the Note and the Warehouse Security Agreement shall remain unaltered and in full force and effect and are hereby ratified and confirmed.

(b) The execution, delivery and effectiveness of this Agreement and the Restated Note shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under the Warehouse Credit Agreement, the Note or the Warehouse Security Agreement nor constitute a waiver of any default or Event of Default under the Warehouse Credit Agreement, the Note or the Warehouse Security Agreement.

4. Representations and Warranties. The Borrower hereby certifies that (i) the representations and warranties which it made in the Warehouse Credit Agreement and the Warehouse Security Agreement are true and correct as of the date hereof and (ii) no Event of Default and no event which could become an Event of Default with the passage of time or the giving of notice, or both, under the Note, the Warehouse Credit Agreement or the Warehouse Security Agreement exists on the date hereof.

5. Miscellaneous.

(a) This Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to principles of conflicts of laws and shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.

(b) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c) This Agreement is intended to take effect as a document under seal.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

E-LOAN, INC.

By:___/s/______________________________

Matt Roberts

CFO

GMAC Bank

By:__/s/ John Doulong_________________